UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2006 (March 8, 2005)

ICT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 1.01	Entry Into a Material Definitive Agreement.

On February 21, 2006, the Compensation Committee (“Compensation Committee”) of the Board of Directors of ICT Group, Inc. (the “Company”) approved certain awards under the Company’s Incentive Program (the “Incentive Program”) for 2005. For 2005, the Incentive Program was comprised of (i) a Quarterly Incentive Plan (QIP) under which executive officers were eligible for awards based upon the achievement of quarterly financial objectives and individual management objectives and (ii) an Annual Incentive Plan (AIP) under which executive officers were eligible to receive a percentage of their aggregate QIP payments based upon achievement of earnings per share targets for 2005:

1. The Compensation Committee approved the following payments to named executive officers of the Company under the QIP for achievement of individual management objectives during 2005:

John J. Brennan, Chairman, President and Chief Executive Officer	$115,000
John L. Magee, Executive Vice President Global Operations	$42,286
John D. Campbell, Executive Vice President Sales & Marketing	$41,057
Timothy F. Kowalski, Executive Vice President Marketing & Technology Solutions	$32,555
Vincent A. Paccapaniccia, Executive Vice President, Finance & Administration, Chief Financial Officer	$31,858

2. The Compensation Committee approved the following AIP payments to named executive officers of the Company:

John J. Brennan, Chairman, President and Chief Executive Officer	$263,715
John L. Magee, Executive Vice President Global Operations	$48,979
John D. Campbell, Executive Vice President Sales & Marketing	$62,411
Timothy F. Kowalski, Executive Vice President Marketing & Technology Solutions	$38,003
Vincent A. Paccapaniccia, Executive Vice President, Finance & Administration, Chief Financial Officer	$37,503

These AIP payments were made one-half in cash, paid at time of award, and one-half in restricted stock units. The restricted stock units were granted under the Company’s 1996 Equity Compensation Plan. The RSUs vest in three equal annual installments commencing on February 21, 2006 and are payable in shares of Company common stock upon vesting provided the holder is employed or providing valuable service to the Company at the time of vesting.

On February 21, 2006, the Compensation Committee also approved certain elements of the Incentive Program for executives in 2006:

1. The Compensation Committee approved the 2006 corporate earnings per share targets for the quarterly financial objectives under the QIP and established the following QIP award targets, based on a percentage of base salary, for the following named executive officers:

John J. Brennan, President, Chairman and Chief Executive Officer	100%
John L. Magee, Executive Vice President Global Operations	75%
John D. Campbell, Executive Vice President Sales & Marketing	100%
Timothy F. Kowalski, Executive Vice President Marketing & Technology Solutions	75%
Vincent A. Paccapaniccia, Executive Vice President Finance and Administration And Chief Financial Officer	75%

For the Chief Executive Officer, one hundred percent of the QIP payment will be based on achievement of the approved quarterly earnings per share (EPS) targets. For all other executives, two-thirds of the QIP payment will be based on achievement of the approved EPS targets and one-third will be based upon achievement of individual management objectives (MBOs) recommended by the Chief Executive Officer and approved by the Compensation Committee, which are set and evaluated twice per year. The MBOs for the first half of 2006 were approved by the Committee on February 21, 2006. The portion of each executive’s QIP payment that is based upon quarterly EPS targets is allocated equally among the four quarters of the year. Payment for each quarter may range from 25% to 100% of the amount allocated to that quarter depending upon the EPS achieved above a minimum threshold. The Chief Executive Officer’s entire QIP payment is made within 90 days after year-end. Payment for the EPS objectives of the other executives is made within 45 days of the close of each quarter. Payment for MBO achievement is contingent upon earning at least one payment for quarterly EPS objectives and is made within 90 days after year-end. All QIP payments will be made in cash.

2. The Compensation Committee approved a Long Term Incentive Plan (LTIP) that will replace the AIP. The LTIP will be submitted to the shareholders for approval at the 2006 annual meeting. Awards to the named executives will be made subject to shareholder approval of the LTIP.

In addition, on July 25, 2005, the Compensation Committee approved the following base salaries, effective July 1, 2005, for the following named executive officers:

John L. Magee, Executive Vice President Global Operations	$317,200
John D. Campbell, Executive Vice President Sales & Marketing	$244,400
Timothy F. Kowalski, Executive Vice President Marketing & Technology Solutions	$242,100
Vincent A. Paccapaniccia, Executive Vice President Finance and Administration And Chief Financial Officer	$239,800

In addition, as the Company reported in its Proxy Statement for the 2005 Annual Meeting of Shareholders, due to the requirements for deferred compensation plans imposed by the American Jobs Creation Act of 2004 (the “Act”), the Company decided to cease new deferrals under its 1999 Non-Qualified Deferred Compensation Plan (the “1999 Plan”) as of December 31, 2004. The Company executed a new deferred compensation plan on March 8, 2005 (the “2005 Plan”), which conforms to the requirements of the Act and is otherwise substantially the same as the 1999 Non-Qualified Deferred Compensation Plan. Under the 2005 Plan and the 1999 Plan, the Company makes a matching contribution of ten percent (10%) of the amount of each

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participant’s current year deferral and this matching contribution vests ratably over a period of three (3) years measured from the employee’s first day of employment.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is being furnished with this report

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell company transactions.

None.

(d) Exhibits.

Exhibit Number	Exhibit Title

10.1	Nonqualified Stock Option Grant Letter for Lloyd M. Wirshba

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/s/ John J. Brennan
John J. Brennan President and Chief Executive Officer

Dated: February 27, 2006

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EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Nonqualified Stock Option Grant Letter for Lloyd M. Wirshba

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